EXHIBIT 4.16

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF ALL APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY, SUBJECT TO CERTAIN EXCEPTIONS, A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.



                      ACCESS INTEGRAtED TECHNOLOGIES, INC.


                                     WARRANT


Warrant No. [   ]                     Date of Original Issuance:   June __, 2004

     ACCESS INTEGRATED TECHNOLOGIES, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, ROTH CAPITAL PARTNERS, LLC or its registered assigns (the "HOLDER"), is entitled to purchase from the Company up to a total of 60,875 shares of Class A Common Stock, $0.001 par value per share (the "COMMON STOCK"), of the Company (each such share, a "WARRANT SHARE" and all such shares, the "WARRANT SHARES") at an exercise price equal to $4.80 per share (as adjusted from time to time as provided in Section 9, the "EXERCISE PRICE"), at any time and from time to time from and after the date hereof and through and including June __, 2009 (the "EXPIRATION DATE"), and subject to the following terms and conditions:

     1. DEFINITIONS. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. In addition to the terms defined elsewhere in this Warrant, the following capitalized terms shall have the following meanings:

        (a) "AFFILIATE" shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

        (b) "BUSINESS DAY" shall mean any day except (i) Saturday, (ii) Sunday and (iii) any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

        (c) "CLOSING PRICE" shall mean the price for the last trade of the Common Stock of the Company quoted on the Trading Market on the Closing Date.

        (d) "COMMISSION" shall mean the Securities and Exchange Commission.

        (e) "PERSON" shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

        (f) "PURCHASE AGREEMENT" shall mean the Securities Purchase Agreement, dated as of the date hereof, among the Company, Holder and certain other investors.

        (g) "RULE 144" and "RULE 144(k)" shall mean Rule 144 and Rule 144(k), respectively, promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

        (h) "TRADING DAY" shall mean (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

        (i) "TRADING MARKET" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

     2. REGISTRATION OF WARRANT. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "WARRANT REGISTER"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

     3. REGISTRATION OF TRANSFERS. Subject to Section 6, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, and a legal opinion as contemplated by the legend on page 1 of this Warrant, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a "NEW WARRANT"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

     4. EXERCISE AND DURATION OF WARRANTS.

        (a) This Warrant shall be exercisable by the registered Holder in whole or in part at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. Except as set forth in Section 4(b), the Company may not call or redeem all or any portion of this Warrant without the prior written consent of the Holder.

        (b) This warrant may be redeemed by the Company at any time after the date that is one year from the "Date of Original Issuance" identified on the front page hereof (the "DATE OF ORIGINAL ISSUANCE"), upon thirty (30) days advance written notice to Holder (a "NOTICE OF REDEMPTION"), for a price of $0.05 per Warrant Share for which this Warrant is then exercisable, provided, that (i) a registration statement with the Commission is then in effect as to the Warrant Shares and will be in effect as of a date thirty (30) days from the date of giving the Notice of Redemption and (ii) for a period of twenty (20) Trading Days prior to the giving of the Notice of Redemption the Common Stock has closed at a price of $______ per share (which is two (2) times the Closing Price) or higher.

     5. DELIVERY OF WARRANT SHARES.

        (a) To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless all of the Warrant Shares then represented by this Warrant are being exercised. Upon delivery of an "Exercise Notice" in the form attached hereto (an "EXERCISE NOTICE") to the Company (together with the attached "Warrant Shares Exercise Log") at its address for notice set forth herein and, if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three
(3) Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder a certificate for the Warrant Shares issuable upon such exercise. The certificate evidencing such Warrant Shares shall bear restrictive legends substantially similar to those imposed on this Warrant, PROVIDED, that no such legend shall be imposed on any such Warrant Shares (i) following a sale of such Warrant Shares pursuant to an effective registration statement, (ii) following a sale of such Warrant Shares pursuant to Rule 144, (iii) while such Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such a legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Commission). Following such time as restrictive legends are not required to be placed on certificates representing Warrant Shares, the Company will, no later than three (3) Trading Days following the delivery by the holder thereof to the Company or the Company's transfer agent of a certificate representing such Warrant Shares containing a restrictive legend, deliver or cause to be delivered to such holder thereof a certificate representing such Warrant Shares that is free from all restrictive and other legends. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Commission, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A "DATE OF EXERCISE" means the date on which the Holder shall have delivered to Company: (i) the Exercise Notice (with the attached Warrant Shares Exercise Log), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment in full of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

        (b) If by the third (3rd) Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

        (c) If by the third (3rd) Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third (3rd) Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases in a bona fide arm's length transaction for fair market value (in an open market transaction or otherwise) shares of Common Stock necessary to deliver in satisfaction of a bona fide arm's length sale for fair market value by the Holder of the Warrant Shares which the Holder was entitled to receive upon such exercise (a "BUY-IN"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the Holder's total proceeds from such sale (after brokerage commissions, if any) of the shares, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice and reasonably detailed documentation indicating the amounts payable to the Holder in respect of the Buy-In.

        (d) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

     6. CHARGES, TAXES AND EXPENSES. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

     7. REPLACEMENT OF WARRANT. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested.
Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company's obligation to issue the New Warrant.

     8. RESERVATION OF WARRANT SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable.

     9. CERTAIN ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this SECTION 9.

        (a) STOCK DIVIDENDS AND SPLITS. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event. Simultaneously with any adjustment to the Exercise Price pursuant to this paragraph (a), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

        (b) FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise of this Warrant (the "ALTERNATE CONSIDERATION"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price (adjusted as provided above, if necessary) upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph
(b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

        (c) ADJUSTMENTS TO EXERCISE PRICE FOR CERTAIN DILUTIVE ISSUANCES.

            (i) ADJUSTMENTS FOR ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If the Company, at any time after the Date of Original Issuance, shall issue any Additional Shares of Common Stock (as such term is defined below) at a price per share less than the Per Unit Purchase Price, or without consideration, then the applicable Exercise Price in effect immediately prior to such issuance shall automatically be adjusted to that price (rounded to the nearest cent) determined by multiplying the applicable Exercise Price then in effect by a fraction, (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding or deemed outstanding pursuant to paragraph (c)(ii) below (the "FULLY DILUTED OUTSTANDING COMMON STOCK") immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the applicable Exercise Price then in effect, and (ii) the denominator of which shall be equal to the number of shares of Fully Diluted Common Stock plus the number of such Additional Shares of Common Stock. Simultaneously with any adjustment in the Exercise Price pursuant to this paragraph (c), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. The provisions of this paragraph (c) shall not apply under any of the circumstances for which an adjustment is provided in paragraphs (a) or (b) above. No adjustment of the applicable Exercise Price shall be made under this paragraph
(c) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any rights, options or warrants (other than as excluded by paragraph
(c)(iii) below) to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as such term is defined below) (collectively, "OPTIONS") or securities (other than as excluded by paragraph (c)(iii) below) convertible, either directly or indirectly, into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES"), if upon the issuance of such Options or Convertible Securities (x) any adjustment shall have been made pursuant to paragraph (c)(iii)(B) below or (y) no adjustment was required pursuant to this paragraph (c)(i). No adjustment of the applicable Exercise Price shall be made under this paragraph (c)(i) in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more; provided, that upon any adjustment of the applicable Exercise Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the applicable Exercise Price.

            (ii) DEEMED ISSUANCES OF COMMON STOCK. In the case of the issuance (whether before, on or after the Date of Original Issuance) of Options or Convertible Securities, the following provisions shall apply for all purposes of this paragraph (c):

                 (A) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in paragraph (c)(iv) below), if any, received by the Company upon the issuance of such Options (without taking into account potential antidilution adjustments) plus the minimum exercise price provided in such Options for the Common Stock covered thereby.

                 (B) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) any such Convertible Securities or upon the exercise of Options therefor and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such Convertible Securities were issued or such Options were issued and for a consideration equal to the consideration, if any, received by the Company for any such Convertible Securities or related Options (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such Convertible Securities or the exercise of any related Options (the consideration in each case to be determined in the manner provided in paragraph
(c)(iv) below).

                 (C) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such Options or upon conversion of or in exchange for such Convertible Securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such Options or the conversion or exchange of such Convertible Securities.

                 (D) Upon the expiration of such Options, the termination of any such rights to convert or exchange or the expiration of any Options related to such Convertible Securities, the Exercise Price shall, to the extent in any way affected by or computed using such Options or Convertible Securities or Options related to such Convertible Securities, be recomputed to reflect the issuance of only the number of shares of Common Stock (and Convertible Securities which remain in effect) actually issued upon the exercise of such Options, upon the conversion or exchange of such Convertible Securities or upon the exercise of the Options related to such Convertible Securities.

                 (E) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to paragraphs (c)(ii)(A) and
(c)(ii)(B) above shall be appropriately adjusted to reflect any change, termination or expiration of the type described in paragraphs (c)(ii)(C) and
(c)(ii)(D) above.

            (iii) DEFINITION OF ADDITIONAL SHARES OF COMMON STOCK. As used herein, the term "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of

Common Stock issued (or deemed to be issued) by the Company after the Date of Original Issuance, other than shares of Common Stock issued (or deemed to be issued):

                 (A) to employees, consultants or directors pursuant to stock option, stock grant, stock purchase or similar plans or arrangements approved by the Company's Board of Directors;

                 (B) as a dividend or other distribution in connection with which an adjustment to the Warrant Exercise Price is made;

                 (C) in a merger, consolidation, acquisition or similar business combination that is approved by the Company's Board of Directors;

                 (D) in exchange for technology or other non-cash assets as approved by the Company's Board of Directors;

                 (E) pursuant to any rights or agreements outstanding on the Date of Original Issuance;

                 (F) to Persons with which the Company has business or banking relationships, provided that such issuance is approved by the Company's Board of Directors and is not primarily for capital raising purposes; or

                 (G) if the Holder agrees in writing that such shares shall not constitute Additional Shares of Common Stock.

            (iv) DETERMINATION OF CONSIDERATION.  For purposes of this paragraph
(c) the consideration received by the Company for any Additional Shares of Common Stock issued (or deemed to be issued) shall be computed as follows:

                 (A) CASH AND PROPERTY. Such consideration shall:

                    (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company;

                    (2) insofar as it consists of securities and the value of such securities is not determinable by reference to a separate agreement, (A) if the securities are then traded on a Trading Market, then the value shall be computed based on the average of the closing prices of the securities on such Trading Market over the thirty (30)-day period ending on the date of receipt by the Company, (B) if the securities are actively traded over-the-counter, then the value shall be computed based on the average of the closing bid prices over the thirty (30) day ending on the date of receipt by the Company, and (C) if there is no active public market, then the value shall be computed based on the fair market value thereof on the date of receipt by the Company, as determined in good faith by the Board of Directors;

                    (3) insofar as it consists of property other than cash and securities, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board of Directors; and

                    (4) if Additional Shares of Common Stock are issued (or deemed to be issued) together with other shares or securities or other assets of the Company for consideration which cover both, by the proportion of such consideration so received, computed as provided in the immediately preceding paragraphs (1), (2) and (3), as determined in good faith by the Board of Directors; and

                 (B) OPTIONS AND CONVERTIBLE SECURITIES. The consideration received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to this paragraph (c) relating to Option and Convertible Securities, shall be the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus (y) the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

            (v) NO INCREASE IN EXERCISE PRICE. Notwithstanding any other provisions of this paragraph (c), except to the limited extent provided for in paragraphs (c)(ii)(D) and (c)(ii)(E) above, no adjustment of the Exercise Price pursuant to this paragraph (c) shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

            (vi) LIMITATION ON DECREASE IN EXERCISE PRICE. Notwithstanding any other provisions of this paragraph (c), no adjustment of the Exercise Price pursuant to this paragraph (c) shall have the effect of reducing the Exercise Price in effect immediately prior to such adjustment below $________ (the "Floor Price"), which was the price for the last trade of the Common Stock of the Company quoted on the Trading Market on June 2, 2004.

        (d) CALCULATIONS. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

        (e) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's transfer agent.

        (f) NOTICE OF CORPORATE EVENTS. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least twenty (20) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Notwithstanding the foregoing, the delivery of the notice described in this Section 9(f) is not intended to and shall not bestow upon the Holder any voting rights whatsoever.

     10. PAYMENT OF EXERCISE PRICE. The Holder may pay the Exercise Price in one of the following manners:

        (a) CASH EXERCISE.  The Holder may deliver immediately  available funds;
or

        (b) CASHLESS EXERCISE. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                    X = Y [(A-B)/A]

              where:

                    X = the number of Warrant Shares to be issued to the Holder.

                    Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                    A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Date of Exercise.

                    B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

     11. LIMITATIONS ON EXERCISE. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. This restriction may not be waived.

     12. NO FRACTIONAL SHARES. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

     13. NO SHAREHOLDER RIGHTS. The Holder of this Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of the Company, except as provided in this Warrant. Without limiting the generality of the foregoing, and except as otherwise provided herein, no dividends shall accrue to the Warrant Shares underlying this Warrant until the exercise hereof and the purchase of the underlying Warrant Shares, at which point dividends shall begin to accrue with respect to such purchased Warrant Shares from and after the date such Warrant Shares are so purchased.

     14. NOTICES. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (x) if to the Company, to ACCESS INTEGRATED TECHNOLOGIES, INC., Attn: Chief Executive Officer, Facsimile No.: (973) 290-0081, or (y) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

     15. WARRANT AGENT. The Company shall serve as warrant agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

     16. MISCELLANEOUS.

        (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

        (b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated ("PROCEEDINGS") (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced non-exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"), although depositions may be taken in other locations. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

        (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

        (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                                 ACCESS INTEGRATED TECHNOLOGIES,
                                                 INC.



                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                     WARRANT ORIGINALLY ISSUED June __, 2004
                                 WARRANT NO. [ ]


                                 EXERCISE NOTICE


To ACCESS INTEGRATED TECHNOLOGIES, INC.:

     The undersigned hereby irrevocably elects to purchase _____________ shares of Class A Common Stock pursuant to the above captioned Warrant, and, if such Holder is not utilizing the cashless exercise provisions set forth in the Warrant, encloses herewith $________ in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of


                                                PLEASE INSERT SOCIAL SECURITY OR
                                                TAX IDENTIFICATION NUMBER


                         (Please print name and address)

                           WARRANT SHARES EXERCISE LOG



Date           Number of Warrant     Number of Warrant Shares  Number of Warrant
               Shares Available to   Exercised                 Shares Remaining
               be Exercised                                     to be Exercised
-------------- --------------------- ------------------------- -----------------

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                     WARRANT ORIGINALLY ISSUED JUNE __, 2004
                                 WARRANT NO. [ ]


                               FORM OF ASSIGNMENT


         [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Warrant to purchase ____________ shares of Class A Common Stock to which such Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:   _______________, ____


                                         ---------------------------------------
                                         (Signature must conform in all respects
                                         to name of holder as  specified  on the
                                         face of the Warrant)



                                         ---------------------------------------
                                         Address of Transferee



                                         ---------------------------------------

                                         ---------------------------------------


In the presence of:


--------------------------